UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 30, 2011

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 530, Seattle, WA		98119
(Address of principal executive offices)		(Zip Code)

(206) 281-7001

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 30, 2011, Poniard Pharmaceuticals, Inc. (the “Company”) received written notification that the Nasdaq Qualifications Panel (“Panel”) had determined to delist the Company’s common stock from the Nasdaq Stock Market and suspend trading in the shares effective at the open of business on January 3, 2012. The Company’s common stock began trading under the symbol “PARD” on the OTCQB at the open of trading on January 3, 2012, where it will trade until such time as the Company is able to fulfill requirements for quotation on the OTC Bulletin Board. The delisting will be complete once the Nasdaq Stock Market files a Form 25-NSE Notification of Delisting with the Securities and Exchange Commission (“SEC”). The delisting does not change the Company’s obligation to file periodic and other reports with the SEC under applicable federal securities laws.

As previously reported, the Panel issued a decision continuing the Company’s listing on The Nasdaq Capital Market on the condition that by December 31, 2011, the Company implement a reverse stock split in a ratio sufficient to allow its common stock to trade above $4.00, complete the Company’s planned merger with Allozyne, Inc. (“Allozyne”) and obtain approval of the combined entity on the Nasdaq Stock Market.

On December 22, 2011, the Company and Allozyne entered into an agreement to mutually terminate the proposed merger. The termination followed the parties’ determination that the common stock of the combined company would not qualify for initial listing on The Nasdaq Capital Market.

The Company’s press release dated January 3, 2012 is furnished as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2011, Ronald A. Martell resigned as Chief Executive Officer of the Company. Mr. Martell’s resignation was not the result of any disagreement with the Company. The Chief Executive Officer position will remain vacant for the foreseeable future, and the Executive Committee of the Company’s board of directors, chaired by Fred B. Craves, Ph.D., will assume responsibility for leading the Company’s management team. In addition to Dr. Craves, the Executive Committee consists of Robert S. Basso, Robert M. Littauer and David R. Stevens, D.V.M., Ph.D. Biographical and other information about Dr. Craves and the other members of the Executive Committee can be found in the Company’s Schedule 14A Definitive Proxy Statement, filed with the SEC on April 27, 2011.

Mr. Martell will continue to serve on the Company’s board of directors and was appointed Chairman of the Board, a non-officer position, replacing Jerry McMahon, Ph.D. Effective January 2, 2012, Dr. McMahon, along with E. Rolland Dickson, M.D., Gary A. Lyons and Nicholas J. Simon III, resigned as directors of the Company. These resignations were not the result of any disagreement with the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated January 3, 2012

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1994. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, actions by the OTCQB Marketplace, the OTC Bulletin Board and the market makers issuing quotations, if any, in the Company’s common stock, the Company’s immediate need for capital, and the risks and uncertainties described in the Company’s current and periodic reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the period ended September 30, 2011. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: January 5, 2012	By:	/s/ Michael K. Jackson
Name: Michael K. Jackson
Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 3, 2012